May 23, 1997


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington,  DC  20549

Re:      Alpine Lace Brands, Inc. (the "Company")
         Commission File No. 0-15584


Ladies and Gentlemen:

     Pursuant to Rule 14a-6(b) and Rule 101(a)(iii) of Regulation S-T, all promulgated under the Securities Exchange Act of 1934, following this letter are the Company's Notice of Annual Meeting, proxy statement (including the Company's 1997 Stock Option Plan (the "Plan"), and form of proxy. All of the above documents are being mailed to the Company's stockholders commencing on or about May 23, 1997. It is anticipated that shares to be issued pursuant to the Plan will be registered pursuant to the Securities Act of 1933 in July or August, 1997.

Very truly yours,


/s/Alice M. Clark
_________________
Alice M. Clark
Corporate Attorney

Enclosure

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14 (a)
             of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the registrant     |X|
Filed by a party other than the registrant  |_|
Check the appropriate box:
|_|  Preliminary proxy statement
|_| Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|  Definitive proxy statement
|_|  Definitive additional materials
|_|  Soliciting material pursuant to Rules 14a-11(c) or 14a-12

                            ALPINE LACE BRANDS, INC.
-------------------------------------------------------------------------------

                  (Name of Registrant as Specified in Charter)

-------------------------------------------------------------------------------

    (Name of Person(s) filing Proxy Statement, if other than the Registrant)

Payment of filing fee (check the appropriate box):
|X|  No fee required.
|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:


-------------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:


-------------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined):


-------------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

-------------------------------------------------------------------------------


     (5) Total fee paid:

-------------------------------------------------------------------------------

|_| Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

     (1) Amount  Previously  Paid:
-------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:
-------------------------------------------------------------------------------

     (3) Filing Party:
-------------------------------------------------------------------------------

     (4) Date Filed:
-------------------------------------------------------------------------------

                                                                   May 21, 1997


Dear Stockholders:

     You are cordially invited to attend the 1997 Annual Meeting of Stockholders of Alpine Lace Brands, Inc., which will be held at the Sheraton Newark Airport, 128 Frontage Road, Newark, New Jersey 07114 on Friday, June 20, 1997 at 10:00 a.m., local time.

     Information about the Annual Meeting, including a listing and discussion of the matters on which the Stockholders will act, may be found in the enclosed Notice of Annual Meeting and Proxy Statement. The Annual Report for the fiscal year ended December 31, 1996 has also been enclosed.

     We hope that you will be able to attend the Annual Meeting. However, whether or not you anticipate attending in person, I urge you to complete, sign and return the enclosed proxy card promptly to ensure that your shares will be represented at the Annual Meeting. If you do attend, you will, of course, be entitled to vote in person, and such vote will revoke your proxy.

                                                         Sincerely,



                                                         /s/Carl T. Wolf
                                                         _____________________
                                                         CARL T. WOLF
                                                         Chairman of the Board

                            ALPINE LACE BRANDS, INC.
                                111 Dunnell Road
                           Maplewood, New Jersey 07040

                                ________________

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                ________________




To our Stockholders:

     Notice is hereby given that the Annual Meeting of Stockholders (the "Meeting") of Alpine Lace Brands, Inc. (the "Company") will be held at 10:00 a.m., local time, on Friday, June 20, 1997 at the Sheraton Newark Airport, 128 Frontage Road, Newark, New Jersey 07114 for the following purposes:

     1. To elect Directors.

     2. To approve the adoption of the Alpine Lace Brands, Inc. 1997 Stock Option Plan.

     3. To ratify the selection by the Board of Directors of Grant Thornton LLP as the Company's independent certified public accountants for 1997.

     4. To consider and act upon any other business as may properly come before the Meeting or any adjournment thereof.

     Only holders of Common Stock of record at the close of business on May 9, 1997 are entitled to notice of and to vote at the Meeting or any adjournment thereof.

                                             By Order of the Board of Directors


                                             KENNETH E. MEYERS
                                             Secretary


May 21, 1997

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND PROMPTLY RETURN IT IN THE RETURN ENVELOPE PROVIDED TO THE COMPANY'S TRANSFER AGENT, CONTINENTAL STOCK TRANSFER & TRUST COMPANY, 2 BROADWAY, NEW YORK, NEW YORK 10004, TO BE RECEIVED NO LATER THAN JUNE 13, 1997. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE COMPANY OF FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN MAILING IN YOUR PROXY PROMPTLY.

                            ALPINE LACE BRANDS, INC.
                                111 Dunnell Road
                           Maplewood, New Jersey 07040
                                 ______________

                                 PROXY STATEMENT
                                 ______________


     This statement is furnished by the Board of Directors of Alpine Lace Brands, Inc. (the "Company") in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders (the "Meeting") to be held at 10:00 a.m., local time, on Friday, June 20, 1997 at the Sheraton Newark Airport, 128 Frontage Road, Newark, New Jersey 07114 and at any adjournments thereof. The purpose of the Meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting of Stockholders.

     If the accompanying form of Proxy is executed properly and returned, shares represented by it will be voted at the Meeting in accordance with the instructions on the Proxy. However, if no instructions are specified, shares will be voted for the election as Directors of those nominees named in the Proxy, for approval of the Alpine Lace Brands, Inc. 1997 Stock Option Plan and for the ratification of the selection of Grant Thornton LLP as independent certified accountants. For purposes of determining the presence of a quorum for transacting business at the Meeting, abstentions and broker "non-votes" (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which the brokers or nominees do not have discretionary power) will be treated as shares that are present but which have not been voted.

     Any Proxy executed and returned by a stockholder may be revoked at any time prior to the time it is voted by written notice to the Secretary of the Company at the above address or by the execution and return of a later dated proxy. Any stockholder may attend the Meeting and vote in person whether or not a Proxy was previously submitted. The persons named as proxies are officers of the Company.

     The close of business on May 9, 1997 has been fixed as the record date for the determination of stock- holders entitled to notice of, and to vote at, the Meeting. On May 9, 1997, the Company had 5,124,472 shares of Common Stock outstanding and entitled to vote. Such shares of Common Stock are the only voting securities of the Company. Each share held of record will be entitled to one vote at the Meeting. It is expected that the Notice of Annual Meeting, Proxy Statement and form of Proxy will first be mailed to stockholders on or about May 21, 1997.

     The expense of solicitation will be borne by the Company. The solicitation of Proxies will be largely by mail but may include telephonic, telegraphic or oral communications by officers of the Company. The Company will also reimburse brokers or other persons holding shares in their names or in the names of their nominees for the reasonable out-of-pocket expenses in forwarding Proxies and proxy materials to the beneficial owners of such shares.

                              ELECTION OF DIRECTORS

     It is proposed that the eight Directors named below will be elected at the Meeting. It is the intention of the persons named in the accompanying form of Proxy to vote for the election of Carl T. Wolf, Marion F. Wolf, Richard Cheney, Richard S. Hickok, Howard M. Lorber, Joseph R. Rosetti, Marvin Schiller, and John M. Small, all of whom are currently members of the Board of Directors. No Proxy may be voted for more persons than the number of nominees listed below. The nominees receiving a plurality of the votes cast at the Meeting will be elected as Directors. Abstentions from voting and broker non-votes on the election of directors will have no effect since they will not represent votes cast at the Meeting for the purpose of electing directors.

     The Board of Directors has no reason to believe that any of the Directors nominated as described herein will become unavailable to serve, but, if that should occur before the Meeting, Proxies will be voted for such other persons as the Board of Directors may nominate.

Information Regarding Nominees

     A description of each person nominated for election as a Director of the Company is provided below:

     Carl T. Wolf, 53, is Chairman of the Board, President and Chief Executive Officer of the Company. Mr. Wolf founded the Company and its predecessors and has been the chief executive officer of each of them since its inception, beginning in 1983. He became a Director of the Company shortly after its incorporation in February, 1986. From 1977 through 1985, he was also the President and sole stockholder of Market Finders Brokerage, Inc., a food brokerage firm which he founded with Marion F. Wolf, his wife. Prior to forming Market Finders Brokerage, Inc., Mr. Wolf was Manager- Specialty Foods Division of Standard Brands Inc. in 1977, was Vice President, General Manager Cheese Division and a director of Brooke Bond Foods, Inc., a food manufacturing and distributing company, from 1974 through 1976 and had been employed in other positions in that company since 1971. Mr. Wolf is a Phi Beta Kappa graduate of Rutgers University and received his M.B.A. with Honors (Beta Gamma Sigma) from the University of Pittsburgh.

     Marion F. Wolf, 54, became a Director of the Company in March, 1986. In January, 1991, Mrs. Wolf became Vice President-Food Service of the Company. She was President and sole stockholder of Market Finders Brokerage, Inc. from 1985 to 1990. In May, 1990 Market Finders Brokerage, Inc. sold its commission brokerage business to an unrelated party, but Mrs. Wolf continued to serve as President of this business until December, 1990. See "Certain Transactions - Market Finders Brokerage, Inc."

     Richard Cheney, 75, became a Director of the Company in August, 1994. Mr. Cheney is the former Chairman of Hill & Knowlton, an international public relations and public affairs company, where he had been employed since 1988. Mr. Cheney retired from Hill & Knowlton in August 1993. Mr. Cheney is on the Board of Directors of Chattem, Inc., Rowe Furniture Corporation and Stoneridge, Inc.

     Richard S. Hickok, 71, became a Director of the Company in March, 1988. Since January, 1990, Mr. Hickok has been the Chairman of Hickok Associates, Inc., a financial services consulting firm. Mr. Hickok is the retired Chairman of KMG Main Hurdman, Certified Public Accountants (now part of KPMG Peat Marwick). He retired in 1983 following 35 years in public accounting with KMG Main Hurdman serving progressively as partner, Managing Partner and Chairman. Since 1983, Mr. Hickok has been a consultant and director of numerous public and private companies. He is a director of Comstock Resources, Inc., Marcam Corporation, Marsh McLennan Companies, Inc., and ProjectaVision, Inc.

     Howard M. Lorber, 48, became a Director of the Company in September, 1993. He is the Chairman and Chief Executive Officer of Hallman & Lorber Associates, Inc., a consulting and actuarial firm for pension and profit sharing plans. Mr. Lorber is also President and Chief Operating Officer and a member of the board of Directors of New Valley Corporation (formerly Western Union Corporation), as well as Chairman of the Board of Directors and CEO of Nathans Famous, Inc. He is also a member of the Board of Directors of United Capital Corp., and Prime Hospitality Corp., and a Trustee of the Board of Long Island University.

     Joseph R. Rosetti, 63, became a Director of the Company in August, 1992. Mr. Rosetti has been since May, 1991 the Vice Chairman of Kroll Associates, a private investigative and consulting organization. Prior to joining Kroll Associates in April 1987, Mr. Rosetti was in charge of worldwide security for International Business Machines Corporation. Prior to joining International Business Machines Corporation, Mr. Rosetti held a number of government positions with the United States Departments of Justice and Treasury. He is a member of the Board of Directors of Rapor-Security Access Co. and Security Technology, Inc.

     Dr. Marvin Schiller, 63, became a Director of the Company in August, 1994. Dr. Schiller is the former Managing Director of A.T. Kearney, Inc., an international management consulting firm, where he had been since 1959. He retired from A.T. Kearney, Inc. in December, 1994. Dr. Schiller is the author of numerous articles in professional and business journals and is an active public speaker. He is a member of the Board of Directors of the Lepercq-Istel Fund, Inc., Reprise Capital Corporation, Salant Corporation, and Strategic Agricultural Management Corporation. He is the former Chairman of the Board and Chief Executive Officer of the American Society for the Prevention of Cruelty to Animals (ASPCA), President of the Mental Illness Foundation, and serves as a member of the Board of Visitors of the College of Social Science at Michigan State University.

     John M. Small, 49, became a Director of the Company in March, 1997. Mr. Small has been a Senior Partner at CSC Weston Group, a business unit of Computer Sciences Corporation, since 1995. Prior to joining CSC, Mr. Small was a Principal of Weston Group, a management consulting firm specializing in Business and Marketing Strategy within the Food, Beverage, Healthcare and Personal Care industries, from 1988 to 1995. Prior to joining Weston Group, Mr. Small held various management positions at General Foods Corporation, from 1972 to 1988, and, most notably, was responsible for the development and introduction of Jell-O Pudding Pops. Mr. Small has also been retained as an expert witness regarding matters within the Dairy industry. Mr. Small received his B.A. from New York University's University College of Arts and Sciences in 1969 and his MBA from New York University's Graduate School of Business Administration (now named the Leonard Stern School of Business Administration) in 1974.

     All Directors of the Company hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualify.

            THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE
                          FOR THE NOMINEES FOR DIRECTOR


Information Regarding Directors and Board Committees

     The Board of Directors currently has 9 members. Stephen Sadove, a current member of the Board, has decided not to seek re-election to the Board for personal reasons. Mr. Sadove, 45, became a Director of the Company in December, 1994. Since 1991, Mr. Sadove has been the President of Worldwide Clairol (a subsidiary of Bristol-Meyers Squibb Company). Mr. Sadove is a member of the Board of Directors of Hazelden and Saks Holdings and the Board of Trustees of several non-profit institutions. After the Annual Meeting, the Board of Directors will have 8 members.

     The Company has an Audit Committee which is composed of Messrs. Cheney, Hickok and Lorber. The Audit Committee considers matters relating to the adequacy of the Company's internal financial controls and the objectivity of the Company's financial reporting, reviews the Company's annual financial statements and the performance of the Company's auditors and makes recommendations to the Board of Directors with respect to these matters. The Audit Committee met once during 1996.

     The Company has a Compensation Committee currently composed of Messrs. Rosetti, Sadove and Schiller. The duties of the Compensation Committee are described below under "Alpine Lace Brands, Inc. Report of the Compensation Committee." The Compensation Committee met once during 1996.

     The Board of Directors has no nominating committee and has no other standing committees except for the Audit Committee and the Compensation Committee.

     During 1996, there were 6 meetings of the Company's Board of Directors. Each of the Directors, except Mr. Lorber, attended more than 75% of the aggregate of such meetings of the Board of Directors and Committees on which he served during 1996.

Directors' Compensation

     In 1996, the Company began paying each of the Directors of the Company who is not also an employee of the Company an annual retainer of $2,500. This retainer is paid in two installments of $1,250 on each of January 1 and July 1. A director must be in office on the date an installment is paid in order to receive such installment. The Company also pays each of its Directors who is not also an employee of the Company a fee of $1,500 ($750 in the case of participation by telephone) for each meeting of the Board of Directors or committee of the Board of Directors attended, subject to a maximum of $2,250 for attendance at more than one meeting on any one day. The Company's 1987 Stock Option Plan (as amended) currently provides, among other things, that (i) each person (who is not an employee of the Company or a subsidiary) who becomes a Director after January 11, 1993 will automatically receive, upon becoming a Director, a grant of an option to purchase 6,600 shares of the Company's Common Stock at the then fair market value, and (ii) each such non-employee Director will automatically receive, on November 1 of each year commencing November 1, 1995, an option to purchase 6,600 shares of the Company's Common Stock at the then fair market value. All such options vest over three years and terminate 10 years after the date of grant. These automatic grants of stock options to non-employee Directors will continue under the 1997 Stock Option Plan, if that plan is approved by stockholders (see the discussion under the "Approval of the Adoption of the Alpine Lace Brands, Inc. 1997 Stock Option Plan" below).

Information Regarding Executive Officers

     A description of each executive officer of the Company is provided below:

     Carl T. Wolf, 53, is Chairman of the Board, President and Chief Executive Officer of the Company. A description of Mr. Wolf appears on page 2.

     Marion F. Wolf, 54, is Vice President - Food Service and a Director of the Company. A description of Mrs. Wolf appears on page 2.

     Kenneth E. Meyers, 37, is President of MCT Dairies, Inc., a subsidiary of the Company, where he has been employed since July, 1985 and has also been Secretary of the Company since February, 1986; from March, 1983 to July, 1985 he directed the sales activities for PreMonde Alpine Lace Swiss Cheese and other specialty products at the Company's predecessor First World Cheese Associates. Prior to joining the Company, Mr. Meyers served as a sales agent for Dictaphone Corporation, a division of Pitney-Bowes, Inc., following his graduation in 1982 from the University of Rhode Island.

     George S. Wenger, 47, has been Vice President - General Manager Branded Division Sales of the Company and its predecessor First World Cheese Associates since October, 1985. Prior to joining the Company, Mr. Wenger was Executive Vice President and principal of Wenger-Crates & Assoc., Inc., a retail food brokerage firm in Cleveland, Ohio, with which Mr. Wenger had been associated since 1972. Mr. Wenger is a graduate of Ohio University.

     Arthur Karmel, 39, has been Vice President - Finance of the Company since January, 1995. Mr. Karmel was elected Vice President in May, 1992 and had been the Controller since March, 1989. Mr. Karmel joined the Company in October, 1987 as a Senior Accountant. Prior to joining the Company, Mr. Karmel held various accounting positions with the advertising agencies of Scali, McCabe, Sloves, Inc. from 1986 to 1987 and Cunningham and Walsh, Inc. from 1983 to 1986. Mr. Karmel graduated from Brooklyn College.

     Dominick F. Gonnella, 28, has been Vice President-Operations of the Company since July, 1994. In April, 1994, Mr. Gonnella was promoted to Director of Operations. In October, 1992, Mr. Gonnella advanced to the Production Planning and Purchasing position. Mr. Gonnella joined the Company in January, 1990, and held the position of Inventory Control Manager through September, 1992. Mr. Gonnella is a graduate of Kean College.


     The officers of the Company are elected annually by the Board of Directors at its meeting the day of the Annual Meeting of Stockholders.

     There are no family relationships between any Directors and executive officers of the Company, except that Carl T. Wolf and Marion F. Wolf are husband and wife.



Security Ownership

     The following table sets forth information for Goldman, Sachs & Co., owner of more than 5% of the Company's Common Stock, as reported in its Schedule 13G, dated February 14, 1997, and, as of May 9, 1997, for each of the Company's Directors, for each of the Company's executive officers included in the Summary Compensation Table set forth under the caption "Compensation and Other Information Concerning Executive Officers' and for all executive officers and Directors of the Company as a group. Information with respect to beneficial ownership is based upon information furnished to the Company by each security holder. The warrants and options referred to in the footnotes to the table are presently exercisable or exercisable within 60 days after May 9, 1997.



                                                                    Amount                 Percentage
                                                                  and Nature             of Outstanding
                                                                 of Beneficial               Common
                   Name and Address(1)                           Ownership(2)                 Stock
Carl T. Wolf.............................................          1,585,468(3)(4)            30.7%
Goldman, Sachs & Co.                                                 471,400                   9.2%
86 Broad Street
New York, NY  10004
Kenneth E. Meyers........................................            102,101(5)                2.0%
George S. Wenger.........................................             86,582(5)                1.7%
Marion F. Wolf...........................................             90,834(3)(6)             1.8%
Arthur Karmel............................................             38,167(7)                 (8)
Richard Cheney...........................................             13,200(9)                 (8)
Richard S. Hickok........................................             22,202(10)                (8)
Howard M. Lorber.........................................             12,700(11)                (8)
Joseph R. Rosetti........................................             17,800(12)                (8)
Stephen Sadove...........................................              8,200(13)                (8)
Marvin Schiller..........................................             12,200(9)                 (8)
John M. Small............................................                  0                     -
All executive officers and Directors as
  a group................................................          1,921,121(14)              35.7%

____________________
 (1)     Unless otherwise indicated, the address of each beneficial owner is c/o Alpine Lace Brands, Inc., 111
         Dunnell Road, Maplewood, New Jersey 07040.
 (2)     Unless otherwise indicated, the persons shown have sole voting and investment power with respect to the shares listed.
 (3)     Includes 75,000 shares of Common Stock jointly owned by Carl T. Wolf and Marion F. Wolf.
 (4)     Includes options to purchase 33,869 shares of Common Stock granted pursuant to the Company's 1987
         Stock Option Plan (the "1987 Plan").
 (5)     Includes options to purchase 55,584 shares of Common Stock granted pursuant to the 1987 Plan.
 (6)     Includes options to purchase 10,834 shares of Common Stock granted pursuant to the 1987 Plan.
 (7)     Includes options to purchase 19,667 shares of Common Stock granted pursuant to the 1987 Plan.
 (8)     Less than one percent.
 (9)     Includes options to purchase 8,200 shares of Common Stock granted pursuant to the 1987 Plan.
(10)     Includes 5,250 restricted special warrants to purchase 5,250 shares of Common Stock and options to purchase 12,200 shares of Common Stock granted pursuant to the 1987 Plan and includes 667 restricted special warrants to purchase 2,001 shares of Common Stock and 667 warrants, with such 667 warrants exercisable to purchase an additional 1,000 shares of Common Stock.
(11)     Consists of options to purchase 12,700 shares of Common Stock granted pursuant to the 1987 Plan.
(12)     Includes options to purchase 15,200 shares of Common Stock granted pursuant to the 1987 Plan.
(13)     Consists of options to purchase 8,200 shares of Common Stock granted pursuant to the 1987 Plan.
(14)     Includes (i) 667 restricted special warrants to purchase 2,001 shares of Common Stock and 667 warrants, with such 667 warrants exercisable to purchase an additional 1,000 shares of Common Stock,
         (ii) 5,250 restricted special warrants to purchase 5,250 shares of Common Stock, and (iii) options to purchase 243,404 shares of Common Stock granted pursuant to the 1987 Plan and presently exercisable or exercisable within 60 days after May 9, 1997.

            APPROVAL OF THE ADOPTION OF THE ALPINE LACE BRANDS, INC.
                             1997 STOCK OPTION PLAN

     Since 1987, one year after the Company became publicly held, the Company has had a stock option plan in order to attract and retain employees and directors and to furnish additional incentives to those persons by encouraging them to become owners of the Company's Common Stock. That plan, the Alpine Lace Brands, Inc. 1987 Stock Option Plan (the "1987 Plan"), expired on May 13, 1997. The Board of Directors adopted a successor plan, the Alpine Lace Brands, Inc. 1997 Stock Option Plan (the "1997 Plan"), on February 13, 1997 and recommends that such adoption be approved by stockholders.

     The 1997 Plan, which is substantially the same as the 1987 Plan, is described below. Such description is qualified in its entirety by reference to the complete text of the 1997 Plan, a copy of which is attached hereto as Exhibit A.

Eligibility for and Grants of Stock Options

     Under the 1997 Plan, employees of the Company and its subsidiaries are eligible for grants of stock options. There were 134 such employees as of December 31, 1996. In addition, the 1997 Plan provides for automatic grants of stock options to non-employee directors of the Company or any of its subsidiaries upon becoming a director and annually thereafter. After the 1997 Annual Meeting, there will be 6 directors of the Company eligible for annual grants.

     The 1997 Plan provides for an automatic grant to each non-employee director of a stock option to purchase 6,600 shares of Common Stock upon becoming a director and for an automatic grant to each non- employee director of a stock option to purchase 6,600 shares of Common Stock on each November 1 thereafter. The exercise price per share for all such grants is the then Fair Market Value per share of Common Stock. ("Fair Market Value" is defined, in relevant part, as the reported closing price per share on the National Market System of the National Association of Securities Dealers Automated Quotations System (NASDAQ) on the day prior to the relevant date or, if there was no such price reported for such date, on the next preceding date for which such price was reported.) All of the automatic grants of stock options to non-employee directors vest one third per year for three years and all such stock options expire 10 years after the date of grant. In addition to automatic grants, the Board of Directors may make additional grants to non-employee directors.

     Grants of stock options to employees are made at such times, in such amounts and on such terms and conditions as a Committee of the Board of Directors shall determine. The Committee shall consist of not less than three directors who are both (i) "non-employee directors" as specified by Rule 16b-3(b)(3)(i) promulgate under the Securities Exchange Act of 1934 and (ii) "outside directors" as required by regulations promulgated under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Committee shall also have the power to construe and interpret the plan and to establish rules and regulations for its administration. The 1987 Plan has been administered by the Compensation Committee of the Board of Directors, and it is anticipated that the 1997 Plan will also be administered by the Compensation Committee. The Board of Directors can also exercise the powers granted to the Committee.

     Stock options granted to employees may be "incentive stock options" as defined in Section 422 (b) of the Code or "non-qualified options." An incentive stock option receives special tax treatment under the Code as more fully described below. The Committee can determine all the terms and conditions of a stock option except in the case of incentive stock options the exercise price per share may not be less than 100% of the Fair Market Value per share of Common Stock on the date of grant, no incentive stock option may be exercisable for a period exceeding 10 years and there are special limitations on the number of shares that may be subject to incentive stock options. No more than 75,000 shares may be subject to stock options granted under the 1997 Plan to any one individual during any one calendar year.

     A stock option grant does not confer any right on any employee or director to remain an employee or director of the Company. Stock options granted under the 1997 Plan are not transferable except by the laws of descent and distribution or pursuant to a qualified domestic relations order.

Shares Available for Grants

     Under the 1997 Plan, a total of 1,500,000 shares of the Company's Common Stock, $.01 par value, will be available for issuance upon the exercise of stock option grants, subject to adjustment on the occurrence of certain events as described below. The Company contemplates the use of treasury shares and of authorized but unissued shares of the Company's Common Stock or a combination thereof for the 1997 Plan. Shares subject to grants of stock options that expire unexercised or are otherwise terminated will again be available for future grants.

     The reported closing price of the Company's Common Stock on the NASDAQ on May 14, 1997 was $5.50 per share.

     Under the expired 1987 Plan, an aggregate of 1,000,000 shares of Common Stock were available for issuance of which 65,053 shares of Common Stock were issued upon the exercise of stock options granted under that plan, 634,799 shares are subject to outstanding stock options and 300,148 shares were never subject to stock option grants and will not be issued since the 1987 Plan has expired. Outstanding stock options will become exercisable and may be exercised at various times through 2007 when the last grants made under that plan expire.

Exercise of Stock Options; Effect of Termination

     Stock options granted under the 1997 Plan may be exercised by giving notice to the Company and paying the exercise price. Payment may be made in cash or, if approved by the Committee, by the surrender to the Company of outstanding shares of Common Stock or a combination of cash and shares. The Committee may also allow other forms of payment.

     Generally, a stock option granted under the 1997 Plan will terminate upon the termination of an option holder's status as an employee or a director. The 1997 Plan provides grace periods for exercising outstanding stock options in the event of involuntary termination by the Company without cause, retirement or permanent disability. No additional stock options may vest during these grace periods, however. In the event of death, including death during the aforementioned grace periods, no additional stock options will vest, but there will be a 1-year grace period for exercise. In addition, the Committee has the discretion to provide for other periods for exercise upon termination. No grace period under the 1997 Plan can extend the term of a stock option beyond the original expiration date.

Federal Tax Consequences

     Options granted under the Plan may be either "incentive stock options" entitled to treatment as such for Federal income tax purposes under Section 422 of the Code or "nonqualified options" not entitled to such treatment.

     Upon exercise of an incentive stock option under the Plan, the participant will not then recognize income (although the bargain element realized on exercise is a tax preference for alternative minimum tax purposes). So long as the optionee holds shares acquired for at least 2 years after grant and 1 year after exercise, capital gain (or loss) will be taken into account by the optionee only upon the subsequent disposition of the shares acquired on the exercise of the option. The gain or loss recognized will be equal to the difference between the amount realized on disposition and the exercise price. The Company will generally not be entitled to any income tax deductions in connection with incentive stock options. Incentive stock options must meet certain requirements imposed by the Code regarding exercise price, timing of exercise, timing of disposition of stock after exercise, and other matters.

     In the case of a nonqualified option or an incentive stock option where not all requirements have been met, the optionee will have ordinary income for Federal income tax purposes at the time of exercise of the option, and the Company will be entitled to a deduction, in an amount equal to the difference between the fair market value of the shares on the date of exercise and the exercise price. Upon the subsequent disposition of the stock, the optionee will recognize capital gain (or loss) equal to the difference between the amount realized on disposition and the stock's fair market value on the date of exercise. The Company will not be entitled to any further deduction at the time of any subsequent disposition. Any deduction that the Company may be entitled to may be limited by Section 162(m) of the Code.

     Subject to the satisfaction of the requirements referred to above, the options granted to employees participating in the Plan will generally be "incentive stock options" for Federal income tax purposes.

     The Company has the right to deduct from all amounts payable in cash to an optionee under the Plan any taxes required by law to be withheld with respect to such cash payments or any amounts required to be withheld in order for the Company to claim an income tax deduction with respect to such cash payments. In addition, the Company has the right to require an optionee to pay to the Company the amount which the Company is or will be required to withhold with respect to the issuance of shares under the Plan in order for the Company to pay taxes or claim an income tax deduction with respect to the issuance of such shares, and, in lieu of such payment, the Company has the right, at the discretion of the Committee, to retain a sufficient number of shares (valued at the Fair Market Value on the date of exercise) to cover the amount required to be withheld.

Adjustments; Repurchases; Regulatory Requirements

     The 1997 Plan provides that the Board of Directors may make equitable adjustments in the number of shares reserved for issuance and in the number of stock options granted under the 1997 Plan in the event of a change in the corporate structure or in Common Stock of the Company. Upon certain corporate events such as the dissolution or liquidation of the Company or a reorganization, merger or consolidation of the Company with another corporation in which the Company is not the surviving corporation, all outstanding stock options will vest and may be exercised for such securities, notes or other property (including cash) that would have been received had the option-holder held an equivalent number of shares of Common Stock. Any options not so exercised will terminate. The Committee may also determine that alternative provision for the stock options made in connection with the corporate transaction are adequate, in which case the stock options will continue in accordance with such alternative provisions. In the event of a Change in Control of the Company and, within one year, termination of the option-holder's employment or status as director under certain circumstances, the 1997 Plan provides for accelerated vesting and a 30-day period for exercise.

     Under the 1997 Plan, the Company may, at the discretion of the Committee, repurchase previously granted stock options subject to a limitation on the price. Also, each stock option is subject to regulatory requirements such as registration and listing.

Effective Date; Amendment; Termination

     The 1997 Plan will become effective upon the approval by the stockholders. The 1997 Plan may be amended by the Board of Directors, upon the recommendation of the Committee, without further action of the stockholders except that no amendment can impair the rights under any outstanding stock option and that no amendment may, without stockholder approval, increase the number of shares reserved for issuance under the plan. The Board of Directors may terminate the 1997 Plan at any time with respect to any shares that are not subject to stock options. In any event, the 1997 Plan will terminate ten years after the effective date, but such termination will not effect rights under any outstanding stock option.

Benefits payable under the 1997 Plan

     The benefits or amounts that may be received by employees of the Company or its subsidiaries under the 1997 Plan, if the plan is approved by stockholders, are at the discretion of the Committee and therefore are not presently determinable.

     Although grants to non-employee directors of the Company or its subsidiaries under the 1997 Plan are automatic as to time of grant and as to the number of shares subject to the grant, the actual benefits or amounts that may be received by such non-employee directors, if the 1997 Plan is approved by stockholders, cannot be determined since such benefits or amounts are dependent on the length of the non-employee director's tenure as a director and on the price of the Company's Common Stock at the time of exercise.

Vote Required

     Approval of the Alpine Lace Brands, Inc. 1997 Stock Option Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting.


            THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE
                   FOR APPROVAL OF THE 1997 STOCK OPTION PLAN







            RATIFICATION OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The Board of Directors has selected Grant Thornton LLP as independent certified public accountants for the Company for 1997. Grant Thornton LLP has served as the Company's auditors since 1986. The ratification of the selection of independent certified public accountants is to be voted upon at the Meeting, and it is intended that the persons named in the accompanying Proxy will vote for Grant Thornton LLP. Ratification of the selection of Grant Thornton LLP requires the affirmative vote of holders of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting.

     Representatives of Grant Thornton LLP are expected to attend the Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.


            THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE
                   FOR THE RATIFICATION OF GRANT THORNTON LLP

                       COMPENSATION AND OTHER INFORMATION
                          CONCERNING EXECUTIVE OFFICERS

     The following table sets forth the cash and non-cash compensation for each of the last three fiscal years awarded to, earned by or paid to the Chief Executive Officer of the Company and the 4 other executive officers whose total annual salary and bonus exceeded $100,000 for the year ended December 31, 1996.


                                            Summary Compensation Table


                                                                                                           Long-Term
                                                                      Annual Compensation(1)              Compensation

                                                                                                           Number of
                                                                                                           Securities
                                                                                                           Underlying
Name and                                                                                                    Options
Principal Position                                    Year              Salary              Bonus           Granted

Carl T. Wolf.....................................     1996            $288,500                  -            23,400
President and Chief                                   1995            $275,000                  -            61,600
Executive Officer                                     1994            $275,000                  -             5,000


Kenneth E. Meyers................................     1996            $802,400                  -            15,000
President - MCT Dairies, Inc.                         1995            $389,209                  -             5,000
                                                      1994            $401,732                  -             4,000


George S. Wenger.................................     1996            $166,000            $10,000             5,000
Vice President-General Manager                        1995            $160,000            $20,000             5,000
Branded Division Sales                                1994            $150,000            $18,000             4,000


Marion F. Wolf...................................     1996            $130,000            $15,000            10,000
Vice President -                                      1995            $100,000            $20,000             5,000
Food Service                                          1994             $85,000            $18,000             4,000


Arthur Karmel....................................     1996            $105,000            $16,250            10,000
Vice President -                                      1995             $85,000            $17,000             8,500
Finance                                               1994             $72,500             $5,750             3,000



_______________
(1)      Prerequisites and other personal benefits, securities or property to each executive officer did not exceed the lesser of $50,000 or 10% of such executive officer's annual salary and bonus.

Stock Options

         The following tables summarize (i) option grants during the year ended December 31, 1996 to the executive officers named in the Summary Compensation Table above, and the potential realizable value of such options and (ii) the aggregate value of all outstanding options held by such executive officers as of December
31, 1996.



                             Options Granted in 1996


                                                                                                            Potential Realizable
                                                                                                              Value at Assumed
                                                                                                           Annual Rates of Stock
                                                                                                           Price Appreciation for
                                                    Individual Grants                                          Option Term(1)
                          ----------------------------------------------------------                  -----------------------------

                                                 % of Total
                              Number of            Options
                              Securities         Granted to
                              Underlying          Employees        Exercise
                               Options            in Fiscal        or Base        Expiration
Name                          Granted(2)           Year(3)          Price            Date                     5%                10%

Carl T. Wolf............        23,400              18.4%           $ 6.00         10/01/06             $88,297           $223,761

Kenneth E. Meyers.......        15,000              11.8%           $ 6.00         10/01/06             $56,601           $143,437

George S. Wenger........         5,000               3.9%           $ 6.00         10/01/06             $18,867            $47,812

Marion F. Wolf..........        10,000               7.9%           $ 6.00         10/01/06             $37,734            $95,625

Arthur Karmel...........        10,000               7.9%           $ 6.00         10/01/06             $37,734            $95,625


_______________
(1)      The potential realizable portion of the foregoing table illustrates value that might be realized upon exercise of options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation on the Company's Common Stock over the term of the options.
         These numbers do not take into account provisions of certain options providing for termination of the option following termination of employment, nontransferability or differences in vesting periods.

(2)      These options are not exercisable for the first year after grant. On each of the first, second and third anniversaries of the date of grant, each option will become exercisable as to one-third of the shares of
         Common Stock subject to such options.  Consequently, after the third anniversary each option will be exercisable for its full number of shares.

(3)      The Company granted options representing 126,900 shares of Common Stock to employees in the year ended December 31, 1996.


                             Aggregate Option Values
                              at December 31, 1996

                                     Number of Securities Underlying
                                          Unexercised Options at                           Value of Unexercised In-the-Money
          Name                              December 31, 1996                              Options at December 31, 1996(1)

                                        Exercisable              Unexercisable             Exercisable            Unexercisable

Carl T. Wolf                                 33,868                   66,132                 $ 5,835                 $ 2,916

Kenneth E. Meyers                            66,084                   19,666                $ 50,417                 $ 2,333

George S. Wenger                             66,084                    9,666                $ 50,417                 $ 2,333

Marion F. Wolf                               10,834                   14,666                 $ 4,667                 $ 2,333

Arthur Karmel                                19,667                   13,333                 $11,188                 $ 1,750


_________________
(1)      On December 31, 1996, the last reported sales price of the Company's Common Stock as reported on the NASDAQ Stock Market was $5.25 per share.

Employment Agreements

     The Company entered into an employment agreement with Mr. Wolf in January, 1993. Under the agreement he receives a base salary, with bonuses at the discretion of the Board of Directors. The employment agreement is for an initial term of three years and is automatically renewed for successive three year terms unless prior to the expiration of the original or any renewal term, Mr. Wolf gives the Company 60 days' notice or the Company gives Mr. Wolf three years' notice. Upon a change in control of the Company, Mr. Wolf's employment agreement will automatically be renewed for three years from the date of such event.

     The Company's employment agreement with Mr. Meyers was amended effective January 1, 1995 to extend its term to December 31, 1996. The employment agreement provides for annual compensation equal to the greater of $115,050 or the sum of: (1) one-third of the gross profit from cheese commodity trading activities directly conducted by him and (2) $.0075 per pound on all sales of branded cheeses of the Company whether or not he participates in such sales, up to a maximum of $15,000 annually. The Company also agreed to grant Mr. Meyers a non-qualified option to purchase from the Company up to 20% of the stock of the Company's wholly-owned subsidiary MCT Dairies, Inc. In the event his employment with the Company is terminated, Mr. Meyers will receive a maximum of $150,000. In consideration for this payment, Mr. Meyers has agreed not to compete or interfere with the business of the Company upon termination for a period of from three to nine months thereafter depending on cause. The agreement is automatically renewed for successive one year terms unless prior to the expiration of the original or any renewal term, either party gives the other 90 days' notice. Upon a change in control of the Company, Mr. Meyers' employment agreement will automatically be renewed for one year from the date of such event.

     In addition to the foregoing, Mr. Meyers has a separate agreement with the Company whereby, in consideration of Mr. Meyers' management of the Company's efforts to protect its propriety rights, the Company will pay Mr. Meyers 5% of the amounts, if any, received by the Company (after expenses including attorneys fees and after certain other royalty payments) in connection with such rights. The amount of such payment or payments, if any, cannot currently be predicted.

     The Company entered into an employment agreement with Mr. Wenger commencing as of January 4, 1993. Under the agreement, he receives a salary and a non-accountable expense allowance of $140 per week for local travel and entertainment expenses. The employment agreement is for an initial term of one year and is automatically renewed for successive one year terms unless prior to the expiration of the original or any renewal term, Mr. Wenger gives the Company 60 days' notice or the Company gives Mr. Wenger nine months' notice. Upon a change in control of the Company, Mr. Wenger's employment agreement will automatically be renewed for one year from the date of such event.

     The Company entered into an employment agreement with Mrs. Wolf commencing as of January 4, 1993. The agreement sets forth Mrs. Wolf's duties and salary. The employment agreement is for an initial term of one year and is automatically renewed for successive one year terms unless prior to the expiration of the original or any renewal term, Mrs. Wolf gives the Company 60 days' notice or the Company gives Mrs. Wolf six months' notice. Upon a change in control of the Company, Mrs. Wolf's employment agreement will automatically be renewed for one year from the date of such event.

     The Company entered into an employment agreement with Mr. Karmel commencing as of January 4, 1993. The agreement sets forth Mr. Karmel's duties and salary. The employment agreement is for an initial term of one year and is automatically renewed for successive one year terms unless prior to the expiration of the original or any renewal term, Mr. Karmel gives the Company 60 days' notice or the Company gives Mr. Karmel six months' notice. Upon a change in control of the Company, Mr. Karmel's employment agreement will automatically be renewed for one year from the date of such event.

     These compensation arrangements are discussed further below under "Alpine Lace Brands, Inc. Report of the Compensation Committee."

                             ALPINE LACE BRANDS INC.
                      REPORT OF THE COMPENSATION COMMITTEE

     The Board of Directors created the Compensation Committee in 1989. The Compensation Committee is currently comprised of Messrs. Rosetti, Sadove and Schiller, all of whom are non-employee Directors.

     The Compensation Committee's duties include: making recommendations (for Board approval) on compensation actions involving Carl T. Wolf, the Company's Chief Executive Officer, including but not limited to salary actions, incentive bonus determinations and terms of employment; approving incentive bonus determinations and terms of employment for executive officers other than Mr. Wolf and for other key employees and agents; reviewing salary actions (approved by Mr. Wolf) regarding executive officers other than Mr. Wolf and regarding other key employees and agents; making recommendations on compensation and benefit plans requiring Board and/or stockholder approval; and such other duties as the Board of Directors may assign to it from time to time. Since January, 1993, the Compensation Committee has also administered the Company's 1987 Stock Option Plan.

     To assist it in making its decisions and recommendations, the Compensation Committee retained an outside compensation consulting firm in 1992. The consulting firm provided information on competitive pay levels and pay approaches and advice on the Company's going-forward executive compensation programs.

Alpine Lace Brands Philosophy of Executive Compensation

     In reaching its decisions regarding executive compensation, the Committee was guided by the following philosophy

     * Total cash compensation levels (salary plus annual bonus) should be set at levels consistent with competitive practice at other food product and food service companies of similar size.

     * Performance objectives, used to determine incentive bonuses, should be explained and confirmed in advance.

     * Stock based incentives should be sufficient to promote alignment of interests between executives and stockholders, while ensuring that stockholders must benefit before executives do.

     * Employment security arrangements should provide competitive benefits while encouraging executives to make decisions that will maximize long-term stockholder value.

     The Company has not established a policy with regard to Section 162(m) of the Internal Revenue Code of 1986, as amended, since the Company has not and does not currently anticipate paying compensation in excess of $1 million per annum to any employee.


COMPENSATION PROGRAMS FOR EXECUTIVE OFFICERS

     This section describes the compensation programs for executive officers that were in effect in 1996 and the programs approved by the Committee for 1997. It also details specific Committee decisions involving Mr. Wolf.

Base Salary

     Base salary levels are primarily a function of competitive practice at other companies for positions of similar scope and responsibility. Other factors that influence base salary levels include the incumbent's tenure with the Company, individual performance, and potential earnings from comparable outside positions.

     Mr. Wolf's base salary rate is $325,000. The salary rate reflects the CEO's past performance and competitive practice for similar-sized companies in the food products and food service industries.

Incentive Bonus Program

     Mr. Wolf did not receive a bonus for 1996. In lieu of a bonus for 1995, in 1996, Mr. Wolf was granted a stock option under the 1987 Stock Option Plan for 35,000 shares. Similarly, in lieu of a bonus for 1994, in 1995, Mr. Wolf was granted a stock option for 20,000 shares.

     In 1997, Mr. Wolf will be eligible for an incentive bonus equal to between 0% and 40% of base salary. This bonus is divided into quantitative and qualitative components. In the quantitative component, the CEO will earn between 0% and 25% of base salary, depending on the Company's 1997 earnings-per-share performance. The balance of Mr. Wolf's bonus, if any, will be determined by the Committee based upon his achieving qualitative objectives.

     Other executive officers (excluding one paid on a commission basis) are also eligible for annual incentive bonuses of up to 60% of base salary (up to 5% for the executive officer paid on a commission basis), as determined by earnings-per-share performance, division operating income, and achievement of specified qualitative objectives.

Stock Option Program

     The Company's 1987 Stock Option Plan has played an important role in the Company's efforts to attract and retain key employees and to furnish additional incentives to employees by encouraging them to become stockholders in the Company. In granting options, the Committee has sought to have significant employee participation. Therefore, during 1996 the Committee granted option awards of 126,900 stock options to 47 employees. In addition to the stock options, discussed above, that were granted to Mr. Wolf in lieu of 1994 and 1995 cash bonuses, Mr. Wolf received a regular stock option award in 1996 for 23,400 shares. This regular stock options award is significantly smaller than competitive awards to CEOs of similar-sized companies.

     In general, the options vest at the rate of one-third of the award per year, starting one year from the date of grant. The exercise price equals the fair market value of a share of Common Stock on the date of grant. Currently, outstanding options have exercise prices ranging from $3.50 to $10.375. The Committee intends to continue to approve additional grants on an annual basis.

     If the 1997 Stock Option Plan is approved by stockholders and the Committee administers that plan, the Committee anticipates continuing the above policies applicable to the 1987 Stock Option Plan in administering the 1997 Stock Option Plan.

Employment Agreements

     The Company has entered into employment agreements with six current executive officers, including Mr. Wolf. Mr. Wolf's agreement lasts for three years; all others last for one year. All agreements renew automatically at the end of the period, in the absence of specified advance notice of intention not to renew. See "Compensation and Other Information Concerning Officers--Employment Agreements." The objectives of these agreements, including the one with Mr. Wolf, are two-fold:

     * To ensure the Company of consistency of leadership and the retention of a qualified management team.

     * To foster a spirit of employment security among Mr. Wolf and the management team, thereby encouraging decisions that will benefit long-term stockholders.

     The  Committee  (and   subsequently  the  Board)  approved  the  three-year
agreement with Mr. Wolf in recognition of the centrality of his leadership to the continued long-term success of the Company.

                                Joseph R. Rosetti
                                 Stephen Sadove
                                 Marvin Schiller
                      Members of the Compensation Committee


                                PERFORMANCE GRAPH

     The graph below compares the cumulative total stockholder return on the Common Stock of the Company for the last five fiscal years with the cumulative total return over the same period on the NASDAQ Market Index and an index of peer companies in the food business selected by the Company (assuming the investment of $100 in the Company's Common Stock, the NASDAQ Market Index and the peer group). The peer group is as follows: Chock Full O'Nuts Corporation, Dean Foods Co., Dreyer's Grand Ice Cream, Inc., Farmer Bros. Co., Golden Enterprises Inc., J&J Snack Foods Corp., Lancaster Colony Corp., Lance, Inc., Savannah Foods & Industries, Inc., J.M. Smucker Co., Stokely USA, Inc., Tasty Baking Co., TCBY Enterprises Inc., Tootsie Roll Industries, Inc., United Foods, Inc. and Universal Foods Corp.




[The following table is inserted for purposes of EDGAR filing.]

                                                                         FISCAL YEAR ENDING

COMPANY                                   1991            1992             1993              1994             1995              1996


Alpine Lace Brands, Inc.                   100           66.67            68.52             51.85           140.74             77.78

Peer Group                                 100           97.40           103.28             93.40           103.91            109.93

Broad Market                               100          100.98           121.13            127.17           164.96            204.98


                              CERTAIN TRANSACTIONS

Market Finders Brokerage, Inc.

     Market Finders Brokerage, Inc. ("Market Finders") is a food brokerage company organized in 1977 by Mr. and Mrs. Wolf. Mr. Wolf served as the President and was sole stockholder of Market Finders from 1977 until December 1985, at which time he resigned his position and transferred his stock in Market Finders to Mrs. Wolf, who succeeded him as President. In May, 1990 Market Finders sold the commission brokerage portion of its business to an unrelated party, but the sale provided for Mrs. Wolf to receive a percentage royalty (subject to a specified minimum and maximum) based on commissions generated by Market Finders. Effective April 1, 1993 and again in 1995, the commission brokerage business was resold to new owners, and Mrs. Wolf's percentage royalty arrangements were renegotiated, including a new provision for reduction of Mrs. Wolf's royalty in the event the Company ceases doing business with the new purchaser.

     The Company continues to use the services of the purchasers of Market Finders' commission brokerage business. During 1996 sales agency fees and commissions paid by the Company to the purchaser aggregated $215,951.

     Market Finders, which is still owned by Mrs. Wolf, continues to engage in certain import quota transactions with the Company. During 1996, purchases by the Company from Market Finders aggregated $539,181.

Herbloc, Inc.

     In December, 1991, MCT Dairies, Inc., a wholly owned subsidiary of the Company, made an unsecured loan to Kenneth E. Meyers, the President of MCT, in the amount of $65,000 in order to finance the purchase by Mr. Meyers of all of the outstanding stock of Herbloc, Inc. ("Herbloc"), a California corporation. The loan bore interest at the rate of 11% per annum, compounded quarterly, and was repayable over five years in 20 equal installments of principal, plus accrued interest. The loan was repaid in full on December 31, 1996.

     At the time of Mr. Meyers' purchase of the stock of Herbloc in December, 1991, the Company entered into a five-year supply agreement with Herbloc, which was renewed, at the Company's option, in December 1996 for an additional five years, pursuant to which Herbloc has agreed to sell to the Company all cheese and cheese products imported by Herbloc pursuant to its import quotas. The Company has agreed to pay Herbloc (a) the cost of the imported cheese and cheese products plus all direct costs related to the importation of quota cheese, (b) a mark-up during the initial term of $0.0984 per pound of quota cheese imported under Herbloc's historical and non-historical import quotas, plus $0.015 per pound of quota cheese imported by Herbloc under any supplementary import quotas, but not less than $18,000 per year of mark-ups during the initial term, and during the renewal term a mark-up of $0.035 per pound of quota cheese imported by Herbloc under any quotas, and (c) the amount paid by Herbloc to the U.S. Department of Agriculture each year for license fees. The supply agreement guarantees that each year the Company will either purchase at least 86% of Herbloc's "quota share" for cheese and cheese products, or the Company will notify Herbloc by September 15 of such year of the amount of each "quota share" which the Company does not plan to purchase during the remainder of such year.

     During 1996, the Company had aggregate purchases from Herbloc of $716,415 and the Company had aggregate sales to Herbloc of $43,723.

                             STOCKHOLDERS' PROPOSAL

     A  stockholder  proposal  intended to be  presented at the  Company's  1998
Annual Meeting of Stockholders must be received by the Company as soon as practicable, but in any event on or before February 20, 1998, in order to be included in the Company's proxy statement and form of proxy relating to that Meeting.

                                                              KENNETH E. MEYERS
                                                                      Secretary


May 21, 1997

STOCKHOLDERS WHO DO NOT EXPECT TO BE PERSONALLY PRESENT AT THE MEETING AND WHO WISH TO HAVE THEIR SHARES VOTED ARE REQUESTED TO DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY, THE COMPANY'S TRANSFER AGENT, TO BE RECEIVED NO LATER THAN JUNE 13, 1997.

                                                                      EXHIBIT A

                            ALPINE LACE BRANDS, INC.
                             1997 STOCK OPTION PLAN



1.       PURPOSE

     The purpose of the 1997 Stock Option Plan is to advance the interests of Alpine Lace Brands, Inc. and its stockholders by enhancing the ability of Alpine Lace Brands, Inc. and its subsidiaries to attract and retain employees and directors and to furnish additional incentives to such persons by encouraging them to become owners of Common Stock.


1.       DEFINITIONS

     2.1 "Cause" means (a) conviction of any crime (whether or not involving the Company) constituting a felony in the jurisdiction involved; (b) engaging in any substantiated act involving moral turpitude; (c) engaging in any act which subjects, or if generally known would subject, the Company to public ridicule or embarrassment; (d) material violation of the Company's policies; or (e) serious neglect or misconduct in the performance of the Optionee's duties for the Company or a subsidiary or willful or repeated failure or refusal to perform such duties.

     2.2  "Change in Control"  shall have the meaning set forth in Section  15.3
(c).

     2.3 "Committee" shall have the meaning set forth in Section 5.

     2.4 "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder. Any reference in this Plan to a section of the Code or to any rule or regulation promulgated thereunder shall include any amendment of such section, rule or regulation or any successor or substituted section or regulation, as the case may be.

     2.5 "Company" means Alpine Lace Brands, Inc., a Delaware corporation.

     2.6 "Director" shall have the meaning set forth in Section 4.1.

     2.7 "Fair Market Value", when used in connection with Shares on a certain date, means the reported closing bid price per Share (if then traded in the over-the-counter market other than on the National Market System of the National Association of Securities Dealers Automated Quotations System ("NASDAQ")) or the reported closing price per Share (if then traded on NASDAQ's National Market System or on a national securities exchange) on the day prior to such date or, if there was no such price reported for such date, on the next preceding date for which such price was reported. If Shares are not traded so that a price can be determined in accordance with the preceding sentence, the Committee may establish Fair Market Value by any fair and equitable means.

     2.8 "Incentive Stock Option" means a Stock Option that is intended to qualify as an "incentive stock option" pursuant to Sections 421 and 422 of the Code.

     2.9 "Optionee" means a person to whom a Stock Option has been granted, or, where applicable, such person's legal representative.

     2.10 "Permanent Disability" means the inability of the Optionee to perform the duties performed just prior to the onset of the disability for a period of six-months. In the case of an Incentive Stock Option, Permanent Disability shall have the meaning set forth in Section 422 (c)(7) of the Code.

     2.11 "Plan" means this 1997 Stock Option Plan.

     2.12 "Reserved Shares" shall have the meaning set forth in Section 3.

     2.13 "Shares" means shares of Common Stock of the Company, par value $.01 each, subject to adjustment authorized by Section 15 hereof.

     2.14 "Stock Option" means an option for Shares granted under the Plan, including an Incentive Stock Option.

     2.15 "Stock Option  Agreement"  shall have the meaning set forth in
Section 8.

     2.16 "1934 Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. Any reference in this Plan to a section of the 1934 Act or to any rule or regulation promulgated thereunder shall include any amendment of such section, rule or regulation or any successor or substituted section or regulation, as the case may be.


3.       SHARES SUBJECT TO THE PLAN

     Subject to adjustments authorized by Section 15 hereof, no more than 1,500,000 Shares (the "Reserved Shares") may be issued pursuant to the Plan. The number of Reserved Shares shall be reduced by the number of Shares subject to outstanding Stock Options and the number of Shares issued upon the exercise of Stock Options and shall be increased by the number of shares not purchased under Stock Options which have expired or have been terminated or canceled. Shares issued under the Plan may be authorized but unissued shares of the Company's Common Stock or Shares held in treasury or a combination thereof.


4.       ELIGIBILITY AND LIMITATIONS

     4.1 Eligible Participants. Subject to the other terms and conditions of the Plan, any employee of the Company or any subsidiary thereof, including officers, selected by the Committee in its sole discretion, and any director, whether or not an employee, of the Company or any subsidiary thereof (a "Director") shall be eligible to receive Stock Options.

     4.2 No Right of Employment. Nothing in the Plan or in any Stock Option Agreement shall confer any right on an employee or Director to continue as an employee or Director of the Company or any subsidiary or shall interfere in any way with any right of the Company or any subsidiary to terminate such employee's or Director's status as such at any time.


5.       ADMINISTRATION OF THE PLAN

     The Plan shall be administered by a committee of the Board of Directors (the "Committee") consisting of not less than three directors who are both (i) "non-employee directors" as specified by Rule 16b-3 (b)(3)(i) promulgated under the 1934 Act and (ii) "outside directors" as required by the Internal Revenue Service regulations promulgated under Section 162 (m) of the Code. The Committee shall have full power to construe and interpret the Plan, to establish rules and regulations for its administration and, subject to Sections 6 and 7, to grant Stock Options. The Committee's determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan (whether or not such persons are similarly situated). The Board of Director may, at any time, take any action under the Plan that the Committee is authorized to take. All actions taken and decisions made by the Committee or by the Board of Directors pursuant to the Plan shall be binding and conclusive on all persons.


6.       GRANT OF STOCK OPTIONS TO NON-EMPLOYEE DIRECTORS

     6.1 Grant on Becoming a Director. Each person who is not an employee of the Company or any subsidiary and who becomes a Director of the Company after the effective date of the Plan shall automatically receive a Stock Option to purchase 6,600 Shares at an option price per Share equal to the Fair Market Value on the day such Director is elected to the Board of Directors of the Company.

     6.2 Annual Grant. Each Director of the Company who is not also an employee of the Company or any subsidiary thereof shall automatically receive, on the first business day of November in each year after the effective date of the Plan, a Stock Option to purchase 6,600 Shares at an option price per Share equal to the then Fair Market Value.

     6.3 Vesting. All of the Stock Options granted under Sections 6.1 and 6.2 shall vest one third per year for three years so that one third vest on the first anniversary of the date of grant, the second one third vest on the second anniversary of the date of grant, and the last one third vest on the third anniversary of the date of grant. All such Stock Options shall expire on the date 10 years after the date of grant.

     6.4 Additional Grants. Nothing contained in this Section 6 shall preclude grants of additional Stock Options to any Director who is not an employee of the Company or any subsidiary by the Board of Directors pursuant to the Plan or grants of stock options or any other benefit under any other plan or program of the Company.

     6.5 Other Terms  Applicable.  All of the Stock  Options  granted under this
Section 6 will be subject to the other terms and conditions of the Plan including the provisions regarding termination and the provisions for adjusting the number of Shares subject to a Stock Option grant in accordance with Section
15. In the event that an adjustment is made pursuant to Section 15, the adjustment made in regards to any grant of Stock Options to a Director under this Section 6 shall be of the same kind and in the same proportion as adjustments made in regards to any grants of Stock Options to employees.


7.       GRANTS OF STOCK OPTIONS TO EMPLOYEES

     Stock Options may be granted to eligible employees at such times, in such amounts and on such terms and conditions and may or may not be Incentive Stock Options, all as the Committee may determine, in its sole discretion, subject to the terms and conditions of the Plan and to the following:

     7.1 Time of Exercise. A Stock Option grant may contain such waiting periods, vesting provisions, restrictions on exercise and term as may be determined by the Committee at the time of grant; provided, however, that in no case shall any Incentive Stock Option be exercisable for a period exceeding ten years.

     7.2 Purchase Price. The option price per share of Shares deliverable upon the exercise of a Stock Option shall be determined by the Committee at the time of grant; provided, however, that the option price for any Incentive Stock Option shall not be less than 100% of the Fair Market Value on the date the Stock Option is granted.

     7.3 Number of Shares. The maximum number of Shares that may be subject to Stock Options granted under the Plan to any individual in any calendar year shall not exceed 75, 000, and the method of counting such Shares shall conform to any requirements applicable to performance-based compensation under Section 162 (m) of the Code.

     7.4 Special Limitation on Incentive Stock Options. The aggregate fair market value (determined at the time the Option is granted) of all Shares with respect to which Incentive Stock Options granted to an Optionee are exercisable for the first time by such Optionee during any calendar year shall not exceed $100,000.

     7.5 Special Limitations on Incentive Stock Options Granted to 10% Stockholders. In the event that an Optionee also owns 10% or more of the outstanding Shares, an Incentive Stock Option may be granted to such Optionee only if the exercise price for such options is equal to 110% of the Fair Market Value on the date the Stock Option is granted and such Option expires 5 years after the date of grant. Share ownership shall be determined in accordance with
Section 424 (d) of the Code.


8.       STOCK OPTION AGREEMENTS

     Every grant of a Stock Option under the Plan, whether made to an employee or to a non-employee Director, shall be evidenced by a written agreement containing the terms and conditions of the grant and having such other terms and in such form as shall be determined from time to time by the Committee (a "Stock Option Agreement").


9.       EXERCISE OF STOCK OPTIONS AND METHOD OF PAYMENT

     Stock Options shall be exercised by (i) giving written notice thereof to the Company's Secretary or its Vice President - Finance, or their functional successors in the Company's plan of organization and (ii) paying the exercise price. Payment shall be made in cash or, if approved by the Committee, by the surrender to the Company of outstanding Shares or a combination of cash and Shares. Any Shares so surrendered shall be valued at the Fair Market Value on the date on which such Shares are surrendered and, if acquired pursuant to the exercise of a stock option, must have been held by the Optionee for a period of not less than 6 months. In addition to the foregoing, payment may be made by such other method as the Committee may, in its sole discretion, determine from time to time.


10.      TERMINATION OF EMPLOYMENT OR STATUS AS A DIRECTOR.

     10.1 General. Subject to the other provision of this Section 10, any Stock Option granted under the Plan will terminate and all rights in relation thereto will cease upon the termination of an Optionee's employment or status as a Director.

     10.2 Involuntary Termination. If an Optionee's employment or status as a Director is terminated by the Company without Cause and involuntarily on the part of the Optionee, then any Stock Option granted under the Plan will no longer vest, but the right to exercise the vested portion of the Stock Option will terminate and all rights in relation thereto will cease 180 days after the date of termination or, in the case of an Incentive Stock Option 90 days after the date of termination.

     10.3 Retirement. If an Optionee's employment or status as a Director terminates as a result of retirement at age 65 or early retirement prior to age 65 with the approval of the Committee, then any Stock Option granted under the Plan will no longer vest, but the right to exercise the vested portion of the Stock Option will terminate and all rights in relation thereto will cease 180 days after the date of retirement or, in the case of an Incentive Stock Option 90 days after the date of termination.

     10.4 Disability. If an Optionee's employment or status as a Director terminates as a result of a Permanent Disability, then any Stock Option granted under the Plan will no longer vest, but the right to exercise the vested portion of the Stock Option will terminate and all rights in relation thereto will cease 180 days after the date of termination.

     10.5 Death. If an Optionee dies while an employee or Director or during any 180 day or 90 day period provided for in Sections 10.2, 10.3 or 10.4, then any Stock Option granted under the Plan will no longer vest, but the right to exercise the vested portion of the Stock Option will terminate and all rights in relation thereto will cease one (1) year after the date of death.

     10.6 Other. The Committee, at any time, may establish such other periods during which an Optionee whose status as an employee or Director terminates for any reason (including those set forth above) may exercise a Stock Option granted under the Plan; provided, however, that any such period shall be subject to the regulations promulgated under the Code to the extent applicable; any period so established by the Committee shall not exceed twelve months; and the Committee may not shorten any period established in relation to a Stock Option after the date of grant of such Stock Option. Subject to the regulations promulgated under the Code, the Committee may provide for the tolling of an exercise period after termination if the Optionee, after such termination, provides services to the Company or any of its subsidiaries as an employee, officer, director or independent contractor. The Committee, at any time, may also determine whether and to what extent a Stock Option will continue to vest during any period set forth in Sections 10.2 through 10.5 or during any other period established under this Section 10.6.

     10.7 Limitation on Extended Exercise Periods. Notwithstanding anything in the Plan or this Section 10 to the contrary, no Stock Option shall be exercisable after the date it expires by its terms.


11.      REPURCHASE OF STOCK OPTIONS

     At the discretion of the Committee, the Company may repurchase a previously granted Stock Option, in whole or in part, from an Optionee by mutual agreement with such Optionee before said Stock Option has been exercised; provided, however, that the amount paid to the Optionee shall not exceed the amount by which the Fair Market Value of the Shares subject to the Stock Option to be repurchased at the time of such repurchase exceeds the exercise price of such Shares.


12.      LISTING AND REGISTRATION

     Each Stock Option granted under the Plan shall be subject to the requirement that, if at any time the Board of Directors of the Company shall determine, in its sole discretion, that the listing, registration or qualification of Shares subject to such Stock Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Stock Option or the issue or purchase of Shares thereunder, no such Stock Option may be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors.


13.      WITHHOLDING

     Prior to the delivery of any Shares upon exercise of a Stock Option, the Company shall have the right to deduct from any amount payable in cash, to withhold Shares having a Fair Market Value equal to, or to require the Optionee to pay, any taxes required by law to be withheld (or to allow the Company to claim an income tax deduction) with respect to the delivery of such Shares.

14.      NON-TRANSFERABILITY OF STOCK OPTIONS

     Stock Options granted under the Plan may not be transferred, assigned or hypothecated by an Optionee other than by will, by the laws of descent and distribution. During the Optionee's lifetime, Stock Options shall be exercised only by such Optionee or such Optionee's guardian or legal representative.


15.      ADJUSTMENTS IN THE EVENT OF CHANGES IN CAPITAL STRUCTURE,
                 REORGANIZATION OR CHANGE IN CONTROL

     15.1 Changes in Capital Structure. In the event of a change in the corporate structure or Shares of the Company, the Board of Directors (subject to any required action by the stockholders and upon the recommendation of the Committee) shall make such equitable adjustments, so long as it protects Optionees against dilution, as it may deem appropriate in the number and kind of Reserved Shares and, with respect to outstanding Stock Options, in the number and kind of Shares subject thereto and in the exercise price of such Stock Options. For the purpose of this Section, a change in the corporate structure or Shares of the Company shall include, but is not limited to, changes resulting from a recapitalization, stock split, reverse stock split, stock dividend or rights offering.

     15.2 Reorganization, etc. At the time of the dissolution or liquidation of the Company or of a reorganization, merger or consolidation of the Company with one or more corporations or of a transfer of substantially all of the property or assets of the Company to another person or entity not controlled by the Company's stockholders just prior to such transfer (referred to for purposes of this Section 15.2 as a "Corporate Transfer"), (i) all Stock Options outstanding under the Plan will vest; (ii) each Optionee may exercise any or all such vested Stock Options and receive upon exercise (and payment of the exercise price) such securities, notes or other property (including cash or cash net of the exercise price) that would have been received had the Optionee held the equivalent number of Shares at the time of the Corporate Transfer; and (iii) any Stock Options that the Optionee elects not to exercise will terminate; provided, however, that the Committee may, in its sole discretion, determine that adequate provision has been made in connection with such Corporate Transaction for the continuation or assumption of the Stock Options or for the substitution of new options covering the shares of a successor employer corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and price per share, in which event the Stock Options previously granted or new options substituted therefore shall continue in the manner and under the terms so provided.

     15.3 Change in Control. (a) Unless provided by the Committee in any Stock Option Agreement, in the event of a Change in Control, as defined below, of the Company and, within 1 year thereafter, the termination of an Optionee's employment or status as a Director by the Company for any reason other than Cause, retirement, Permanent Disability or death or the termination of employment or status as a Director by the Optionee due to a detrimental change in responsibilities or a reduction in compensation or benefits, (i) all Stock Options granted to the Optionee under the Plan and outstanding at the time of termination will vest upon termination; (ii) such Optionee may exercise any or all such vested Stock Options within 30 days of termination; and (iii) any Stock Options that the Optionee elects not to exercise will terminate at the end of such 30-day period.

     (b) In the event of a Change in Control, as defined below, of the Company, the Committee may, in its sole discretion, amend any outstanding Stock Option Agreement in such manner as it may deem appropriate, including, without limitation, an amendment that advances the dates upon which any or all outstanding Stock Options vest, and may make any such amendment conditional upon the consummation of the applicable Change in Control transaction.

     (c) For purposes of this Section 15.3, a "Change in Control" shall mean that:

     (i) any "person," as such term is used in Sections 13(d) and 14 (d) of the 1934 Act (other than the Company or any 80% owned subsidiary of the Company; any trustee or other fiduciary holding securities under an employee benefit plan of the Company; any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company; or any stockholder of the Company who, just prior to the effective date of the Plan, owned 25% or more of the stock of the Company or any company or other entity owned, directly or indirectly, in whole or substantial part, by such stockholder) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities; or

     (ii) during any period of 24 consecutive months, individuals who at the effective date of this Plan constitute the Board of Directors of the Company and any new director (other than a director designated by a person who has entered or subsequently enters into an agreement with the Company to effect a transaction described in clause (i) of this Section 15.3 (c)) whose election by the Board of Directors or nomination for election by the Company stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the effective date of the Plan or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board of Directors.

     15.4 Other.  Notwithstanding  anything to the  contrary  contained  in this
Section 15, no Stock Option shall be exercisable after the date it expires by its terms.


16.      RIGHTS AS STOCKHOLDERS

     An Optionee shall have no rights whatsoever as a stockholder of the Company with respect to any Shares subject to a Stock Option until such Stock Option has been exercised, the exercise price and any required withholding has been paid in full and the Shares subject to such Stock Option have been issued.


17.      AMENDMENT

     The Company's Board of Directors, upon recommendation of the Committee, shall have the power to amend or revise the terms of the Plan or any part thereof (including, but not limited to, amending or revising the Plan to conform to the requirements of the Code governing the tax treatment of stock options now or hereafter in effect), without further action of the stockholders; provided, however, that no such amendment or revision shall materially impair or restrict any rights under any outstanding unexercised Stock Option without the written consent of the holder of such Stock Option; and provided, further, that no such amendment or revision shall, without stockholder approval, increase the total number of the Reserved Shares.


18.      EFFECTIVE DATE AND TERMINATION OF PLAN

     18.1 Effective Date. The effective date of the Plan shall be June 20, 1997.

     18.2 Termination. The Board of Directors may terminate the Plan at any time with respect to any Shares that are not subject to Stock Options. Unless terminated earlier by the Board of Directors, the Plan shall terminate ten years after the effective date and no Stock Options shall be granted under the Plan after such date. Termination of the Plan under this Section 18 will not affect the rights and obligations of any Optionee with respect to Stock Options granted prior to termination.

                                                                       APPENDIX

                            ALPINE LACE BRANDS, INC.
                                111 Dunnell Road
                           Maplewood, New Jersey 07040

                                      PROXY


           This Proxy is Solicited on behalf of the Board of Directors

     The undersigned hereby appoints Carl T. Wolf and Kenneth E. Meyers as Proxies, each with the power of substitution, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of common stock of Alpine lace Brands, Inc. held of record by the undersigned on May 9, 1997 at the Annual Meeting of Stockholders to be held on June 20, 1997 or any adjournment thereof.

1.  ELECTION OF DIRECTORS           |_|  FOR all nominees listed below
                                    |_|  WITHHOLD AUTHORITY to vote
                                         vote for all nominees listed below

(Instructions: To withhold authority for any individual nominee, strike a line through the nominee's name in the list below)

  Carl T. Wolf           Richard S. Hickok                      Marvin Schiller
  Marion T. Wolf         Howard M. Lorber                       John M. Small
  Richard Cheney         Joseph R. Rosetti

2.  TO APPROVE THE ADOPTION OF THE ALPINE LACE
    BRANDS, INC. 1997 STOCK OPTION PLAN.
                                                       |_|  FOR
                                                       |_|  AGAINST
                                                       |_|  ABSTAIN

3.  TO RATIFY THE SELECTION BY THE BOARD OF DIRECTORS OF GRANT
    THORNTON LLP AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTS FOR 1997

                                                       |_|  FOR
                                                       |_|  AGAINST
                                                       |_|  ABSTAIN

4. TO CONSIDER AND ACT UPON ANY OTHER BUSINESS AS MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY, THE COMPANY'S TRANSFER AGENT, TO BE RECEIVED NO LATER THAN JUNE 13, 1997.

This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. (IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3).

When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please provide the full name of the corporation and the signature of the authorized officer signing on its behalf.

                        Dated                                            , 1997

                        Name of Corporation (if applicable):





                        (By)
                            Signature

                        (By)
                            Signature